UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 20, 2007
LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2707 North 108th Street Suite 102 Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)
(402) 428-2131

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On March 21, 2007, Lindsay Corporation issued a press release announcing the Company’s results of operations for its second quarter ended February 28, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 20, 2007, Lindsay Corporation (the “Company”) entered into a Third Amendment (the “Amendment”) to the Employment Agreement (the “Agreement”) between the Company and Richard W. Parod, President and Chief Executive Officer of the Company. This Amendment extended the term of the Agreement for two additional years so that the term shall continue in effect until April 5, 2009. A copy of the Amendment is filed as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits
10.1 Third Amendment to Employment Agreement, dated March 20, 2007, between Company and Richard W. Parod
99.1	Press Release, dated March 21, 2007, issued by the Company
     The information contained in this Current Report under Item 2.02, including the exhibit referenced in Item 9.01 below, is being “furnished” pursuant to “Item 2.02. Results of Operations and Financial Condition” of Form 8-K and, as such, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2007	LINDSAY CORPORATION
	By:	/s/ David Downing
David Downing, Vice President and
Chief Financial Officer